Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of our report dated April 2, 2018, except for Note 12 as to which the date is April 1, 2019, which expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's ability to continue as a going concern for the year ended December 31, 2017, appearing in this Annual Report on Form 10-K of Skyline Medical, Inc. for the year ended December 31, 2018.

Registration Statement on Form S-8 Nos. 333-169556 relating to the 2008 Equity Incentive Plan, as amended; 333-175565 relating to 2008 Equity Incentive Plan, as amended; 333-186464 relating to the 2012 Stock Incentive Plan; 333-188510 relating to the Amended and Restated 2012 Stock Incentive Plan; 333-198378 relating to the Amended and Restated 2012 Stock Incentive Plan; 333- 213742 related to the Amended and Restated 2012 Stock Incentive Plan, and 333-216711 related to inducement option.

Registration Statement on Form S-3 Nos. 333-213766, 333-221966, 333-228908, and 333-229664.

Olsen Thielen & Co., Ltd.

Roseville, Minnesota

April 1, 2019